Exhibit 10.2

Lender’s Loan Number: 534405096

Property Name: Watercrest at Mansfield

GUARANTY

(CME AND PORTFOLIO)

MULTISTATE

ASSUMPTION OR TRANSFER OF INTERESTS

(FOR USE WITH LOAN AGREEMENT FORMS)

(Revised 10-24-2013)

THIS GUARANTY (“Guaranty”) is entered into to be effective as of June 30, 2014, by CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation (“Guarantor,” collectively if more than one), for the benefit of U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-K36 (“Lender”).

RECITALS

A.	Pursuant to the terms of a Multifamily Loan and Security Agreement dated May 28, 2013 (“Loan Agreement”), WATERVIEW AT MANSFIELD INVESTORS, L.P., a Texas limited partnership (“Original Borrower”) obtained a loan from KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation (“Original Lender”) in the amount of $27,700,000.00 (“Loan”). The Loan is evidenced by a Multifamily Note in favor of Original Lender dated May 28, 2013 (“Note”). The Note is secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated the same date as the Note (“Security Instrument”), encumbering the Mortgaged Property. Original Lender sold the Note, assigned its rights in the Loan Agreement and the Security Instrument, and transferred the Loan to the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Freddie Mac sold the Note, assigned its rights in the Loan Agreement and the Security Instrument, and transferred the Loan to Lender, which is now the holder of the Note and the owner of the Loan.

B.	As a condition to allowing Original Borrower to transfer the Mortgaged Property to CHP WATERCREST AT MANSFIELD TX OWNER, LLC, a Delaware limited liability company (“Borrower”) and allowing Borrower to assume the Loan (“Assumption”), Lender has required that Guarantor execute this Guaranty.

C.	In connection with the Assumption, Borrower has entered into an Amendment to Multifamily Loan and Security Agreement dated effective as of the date as this Guaranty. The term “Loan Agreement” as used in this Guaranty refers to the Loan Agreement as amended.

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AGREEMENT

NOW, THEREFORE, to induce Lender to consent to the Assumption, and in consideration thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.	Defined Terms. Capitalized terms used but not defined in this Guaranty will have the meanings assigned to them in the Loan Agreement.

2.	Scope of Guaranty.

(a)	Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender each of the following:

(i)	Guarantor guarantees the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, of each of the following:

(A)	Guarantor guarantees a portion of the Indebtedness equal to 0% of the original principal balance of the Note (“Base Guaranty”).

(B)	In addition to the Base Guaranty, Guarantor guarantees all other amounts for which Borrower is personally liable under Sections 9(c), 9(d) and 9(f) of the Note (provided, however, that Guarantor will have no liability for failure of Borrower or SPE Equity Owner to comply with (I) Section 6.13(a)(xviii) of the Loan Agreement, and (II) the requirement in Section 6.13(a)(x)(B) of the Loan Agreement as to payment of trade payables within 60 days of the date incurred).

(C)	Guarantor guarantees all costs and expenses, including reasonable Attorneys’ Fees and Costs incurred by Lender in enforcing its rights under this Guaranty.

(ii)	Guarantor guarantees the full and prompt payment and performance of and/or compliance with all of Borrower’s obligations under Sections 6.12, 10.02(b) and 10.02(d) of the Loan Agreement when due and the accuracy of Borrower’s representations and warranties under Section 5.05 of the Loan Agreement.

(b)	If the Base Guaranty stated in Section 2(a)(i)(A) is 100% of the original principal balance of the Note, then each of the following will apply:

(i)

The Base Guaranty will mean and include, and Guarantor absolutely, unconditionally and irrevocably guarantees to Lender, the full and complete prompt payment of the entire Indebtedness, the performance of

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and/or compliance with all of Borrower’s obligations under the Loan Documents when due, and the accuracy of Borrower’s representations and warranties contained in the Loan Documents.

(ii)	For so long as the Base Guaranty remains in effect (there being no limit to the duration of the Base Guaranty unless otherwise expressly provided in this Guaranty), the obligations guaranteed pursuant to Sections 2(a)(i)(B) and 2(a)(i)(C) will be part of, and not in addition to or in limitation of, the Base Guaranty.

(c)	If the Base Guaranty stated in Section 2(a)(i)(A) is less than 100% of the original principal balance of the Note, then Section 2(b) will be completely inapplicable.

(d)	If Guarantor is not liable for the entire Indebtedness, then all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Loan Agreement and the other Loan Documents (except this Guaranty) will be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

3.	Additional Guaranty Relating to Bankruptcy.

(a)	Notwithstanding any limitation on liability provided for elsewhere in this Guaranty, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, the entire Indebtedness, in the event that:

(i)	Borrower or any SPE Equity Owner voluntarily files for bankruptcy protection under the Bankruptcy Code.

(ii)	Borrower or any SPE Equity Owner voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(iii)	The Mortgaged Property or any part of the Mortgaged Property becomes an asset in a voluntary bankruptcy or becomes subject to any voluntary reorganization, receivership, insolvency proceeding, or other similar voluntary proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(iv)	An order of relief is entered against Borrower or any SPE Equity Owner pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party.

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(v)	An involuntary bankruptcy or other involuntary insolvency proceeding is commenced against Borrower or any SPE Equity Owner (by a party other than Lender) but only if Borrower or such SPE Equity Owner has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding. “Commercially reasonable efforts” will not require any direct or indirect interest holders in Borrower or any SPE Equity Owner to contribute or cause the contribution of additional capital to Borrower or any SPE Equity Owner.

(b)	For purposes of Section 3(a) the term “Related Party” will include all of the following:

(i)	Borrower, any Guarantor or any SPE Equity Owner.

(ii)	Any Person that holds, directly or indirectly, any ownership interest (including any shareholder, member or partner) in Borrower, any Guarantor or any SPE Equity Owner or any Person that has a right to manage Borrower, any Guarantor or any SPE Equity Owner.

(iii)	Any Person in which Borrower, any Guarantor or any SPE Equity Owner has any ownership interest (direct or indirect) or right to manage.

(iv)	Any Person in which any partner, shareholder or member of Borrower, any Guarantor or any SPE Equity Owner has an ownership interest or right to manage.

(v)	Any Person in which any Person holding an interest in Borrower, any Guarantor or any SPE Equity Owner also has any ownership interest.

(vi)	Any creditor of Borrower that is related by blood, marriage or adoption to Borrower, any Guarantor or any SPE Equity Owner.

(vii)	Any creditor of Borrower that is related to any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any Guarantor or any SPE Equity Owner.

(c)	If Borrower, any Guarantor, any SPE Equity Owner or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in Section 3(a), regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding will be considered as having been initiated by a Related Party.

4.

Guarantor’s Obligations Survive Foreclosure. The obligations of Guarantor under this Guaranty will survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument, and, in addition, the obligations of Guarantor relating to Borrower’s representations and

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warranties under Section 5.05 of the Loan Agreement and Borrower’s obligations relating to environmental matters under Sections 6.12 and 10.02(b) of the Loan Agreement will survive any repayment or discharge of the Indebtedness. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of or held title to the Mortgaged Property, Guarantor will have no obligation under this Guaranty relating to Borrower’s representations and warranties under Section 5.05 of the Loan Agreement or Borrower’s obligations relating to environmental matters under Sections 6.12 and 10.02(b) of the Loan Agreement after the date of the release of record of the lien of the Security Instrument as a result of the payment in full of the Indebtedness on the Maturity Date or by voluntary prepayment in full.

5.	Guaranty of Payment and Performance. Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

6.	No Demand by Lender Necessary; Waivers by Guarantor – All States Except California. The obligations of Guarantor under this Guaranty must be performed without demand by Lender and will be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Loan Agreement, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor. Guarantor hereby waives, to the fullest extent permitted by applicable law, all of the following:

(a)	The benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations will not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.

(b)	The benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor, and any other rights of a surety, a guarantor, a borrower or a mortgagor under such statutes or laws.

(c)	Diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

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(d)	All rights to cause a marshalling of Borrower’s assets or to require Lender to take any of the following actions:

(i)	Proceed against Borrower or any other guarantor of Borrower’s payment or performance under the Loan Documents (“Other Guarantor”).

(ii)	Proceed against any general partner of Borrower or any Other Guarantor if Borrower or any Other Guarantor is a partnership.

(iii)	Proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness.

(iv)	Pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

(e)	Any right to object to the timing, manner or conduct of Lender’s enforcement of its rights under any of the Loan Documents.

(f)	Any right to revoke this Guaranty as to any future advances by Lender under the terms of the Loan Agreement to protect Lender’s interest in the Mortgaged Property.

7.	Modification of Loan Documents. At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, all of the following will apply:

(a)	Lender may extend the time for payment of the principal of or interest on the Indebtedness or renew the Indebtedness in whole or in part.

(b)	Lender may extend the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Loan Agreement or any other Loan Document, whether presently existing or entered into after the date of this Guaranty, or waive such performance or compliance.

(c)	Lender may accelerate the Maturity Date of the Indebtedness as provided in the Note, the Loan Agreement, or any other Loan Document.

(d)	Lender and Borrower may modify or amend the Note, the Loan Agreement, or any other Loan Document in any respect, including an increase in the principal amount.

(e)	Lender may modify, exchange, surrender or otherwise deal with any security for the Indebtedness or accept additional security that is pledged or mortgaged for the Indebtedness.

8.	Joint and Several Liability. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor will be joint and several. Lender, in its sole and absolute discretion, may take any of the following actions:

(a)	Lender may bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them.

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(b)	Lender may compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper.

(c)	Lender may release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability.

(d)	Lender may otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner.

No action of Lender described in this Section 8 will affect or impair the rights of Lender to collect from any one or more of the parties named as a Guarantor under this Guaranty any amount guaranteed by Guarantor under this Guaranty.

9.	Limited Release of Guarantor Upon Transfer of Mortgaged Property. If Guarantor requests a release of its liability under this Guaranty in connection with a Transfer which Lender has approved pursuant to the terms of the Loan Agreement, and Borrower has provided a replacement Guarantor acceptable to Lender, then one of the following will apply:

(a)	If Borrower delivers to Lender a Clean Site Assessment, then Lender will release Guarantor from all of Guarantor’s obligations except Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 (Environmental Hazards) or Section 10.02(b) (Environmental Indemnification) of the Loan Agreement with respect to any loss, liability, damage, claim, cost or expense which directly or indirectly arises from or relates to any Prohibited Activities or Conditions existing prior to the date of the Transfer.

(b)	If Borrower does not deliver a Clean Site Assessment as described in the Loan Agreement, then Lender will release Guarantor from all of Guarantor’s obligations except for Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 (Environmental Hazards) or Section 10.02(b) (Environmental Indemnification).

10.	Subordination of Borrower’s Indebtedness to Guarantor. Any indebtedness of Borrower held by Guarantor now or in the future is and will be subordinated to the Indebtedness and Guarantor will collect, enforce and receive any such indebtedness of Borrower as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

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11.	Waiver of Subrogation. Guarantor will have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

12.	Preference. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund will not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty will not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

13.	Financial Information. Guarantor, from time to time upon written request by Lender, will deliver to Lender such financial statements as Lender may reasonably require. If an Event of Default has occurred and is continuing, Guarantor will deliver to Lender upon written request copies of its state and federal tax returns.

14.	Assignment. Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty will inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties in this Guaranty will be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term “Lender” will also include any lawful owner, holder or pledgee of the Note.

15.	Complete and Final Agreement. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that Guarantor has received a copy of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by a writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing.

16.	Governing Law. This Guaranty will be governed by and enforced in accordance with the laws of the Property Jurisdiction, without giving effect to the choice of law principles of the Property Jurisdiction that would require the application of the laws of a jurisdiction other than the Property Jurisdiction.

17.

Jurisdiction; Venue. Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Property Jurisdiction, and that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies which may arise under or in relation to this Guaranty.

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Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Guaranty is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters arising under this Guaranty against Guarantor or any of Guarantor’s assets in any court of any other jurisdiction.

18.	Guarantor’s Interest in Borrower. Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the Assumption.

19.	State-Specific Provisions. In addition to the waivers set forth elsewhere in this Guaranty:

(a)	Guarantor waives the benefit of any right of discharge under Chapter 43 of the Texas Civil Practice and Remedies Code and all other rights of sureties and guarantors under such Chapter.

(b)	Guarantor waives all rights or defenses arising under Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, Chapter 43 of the Texas Civil Practice and Remedies Code, or any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.

20.	Community Property Provision.

Not applicable.

21.	WAIVER OF TRIAL BY JURY.

(a)	GUARANTOR AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)	GUARANTOR AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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22.	Attached Riders. The following Riders, if marked with an “X” in the space provided, are attached to this Guaranty:

|X|	None

|__|	Material Adverse Change Rider

|__|	Minimum Net Worth/Liquidity Requirements Rider

|__|	Other

23.	Attached Exhibit. The following Exhibit, if marked with an “X” in the space provided, is attached to this Guaranty:

| |	Exhibit A Modifications to Guaranty

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IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative. Guarantor intends that this Guaranty will be deemed to be signed and delivered as a sealed instrument.

CNL HEALTHCARE PROPERTIES, INC.,
a Maryland corporation

By: /s/ Joshua J. Taube
Name: Joshua J. Taube
Title:	Senior Vice President

Signed, sealed and delivered in the

presence of:

/s/ Patti Cook

Unofficial Witness

/s/ Caren E. Bulger

Unofficial Witness

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 26th day of June, 2014, by Joshua J. Taube, as Senior Vice President of CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation, on behalf of such limited liability company. He ☐ is personally known to me or ☐ has produced                                          as identification.

(NOTARY SEAL)	/s/ Caren E. Bulger
Notary Public Signature

Caren E. Bulger
(Name typed, printed or stamped)

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(a)	Name and Address of Guarantor

Name:	CNL HEALTHCARE PROPERTIES, INC.
Address:	450 South Orange Avenue Orlando, Florida 32802

(b)	Guarantor represents and warrants that Guarantor is:

[       ] single

[       ] married

[  X  ] an entity

(c)	Guarantor represents and warrants that Guarantor’s state of residence is N/A.

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EXHIBIT A

MODIFICATIONS TO GUARANTY

The following modifications are made to the text of the Guaranty which precedes this Exhibit:

Guaranty – Multistate (CME and Portfolio) Assumption or Transfer of Interests (For Use With Loan Agreement Forms) 0914815\159949\1604591v1	Exhibit A-1